UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2021

FORTUNE VALLEY TREASURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55555	32-0439333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13th Floor, Building B1, Wisdom Plaza Qiaoxiang Road, Nanshan District Shenzhen, Guangdong, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-86961405

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on December 30, 2019, Fortune Valley Treasures, Inc. (“FVTI”), along with Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd., a subsidiary of FVTI and a wholly foreign-owned enterprise in China (“QHDX”), entered into an equity interest transfer agreement (the “Agreement”) with shareholders (the “Original Shareholders”) of Foshan BaiTaFeng Beverage Development Co., Ltd. (“BTF”), a limited liability company formed under the laws of the People’s Republic of China (the “PRC”) and engaged in the business of bottling and distributing of drinking water in the PRC. Pursuant to the Agreement, QHDX agreed to purchase 80% of BTF’s equity interest from Mr. Chunbin Li, the legal representative and one of the Original Shareholders of BTF, in exchange for shares of FVTI’s common stock.

On February 28, 2021, FVTI, QHDX and the Original Shareholders of BTF signed a termination agreement pursuant to which the parties mutually agreed to terminate the Agreement. The Agreement is terminated effective as of February 28, 2021 and the parties have no further rights or obligations under the Agreement. The parties further agreed to waive their rights to any claims that may arise under the Agreement. As of the date of the termination agreement, no equity interest of BTF had been transferred to QHDX.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2021

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yumin Lin
Name:	Yumin Lin
Title:	Chief Executive Officer, President and Secretary